Exhibit 10.13
PLEDGE AND SECURITY AGREEMENT
     THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, the “Security Agreement”) is entered into as of February 27, 2007 by and between Superior Offshore International, L.L.C., a Louisiana limited liability company (the “Grantor”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.
PRELIMINARY STATEMENT
     The Grantor, the Administrative Agent, the Loan Parties and the Lenders are entering into a Credit Agreement dated as of February 27, 2007 (as it may be amended or modified from time to time, the “Credit Agreement”).
     The Grantor is entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Grantor under the Credit Agreement and to secure the Secured Obligations.
     ACCORDINGLY, the Grantor and the Administrative Agent, on behalf of the Lenders, hereby agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
     1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.
     1.3 Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:
     “Accounts” shall have the meaning set forth in Article 9 of the UCC.
     “Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.
     “Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.
     “Closing Date” means the date of the Credit Agreement.
     “Collateral” shall have the meaning set forth in Article II.
     “Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

     “Collateral Account Agreement” means the Collateral Account Agreement executed and delivered by the Borrower and the Term Loan Administrative Agent in connection with the Term Loan Agreement.
     “Collateral Deposit Account” shall have the meaning set forth in Section 7.1(a).
     “Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by the Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.
     “Collection Account” shall have the meaning set forth in Section 7.1(b).
     “Commercial Tort Claims” shall have the meaning set forth in Article 9 of the UCC.
     “Contracts” means, collectively, all of the Grantor’s rights and remedies under, and all moneys and claims for money due or to become due to the Grantor under any material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Grantor now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.
     “Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
     “Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.
     “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
     “Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Administrative Agent, among any Loan Party, a banking institution holding such Loan Party’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.
     “Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.
     “Documents” shall have the meaning set forth in Article 9 of the UCC.
     “Equipment” shall have the meaning set forth in Article 9 of the UCC.
     “Event of Default” means an event described in Section 5.1.

     “Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
     “Fixtures” shall have the meaning set forth in Article 9 of the UCC.
     “General Intangibles” shall have the meaning set forth in Article 9 of the UCC.
     “Goods” shall have the meaning set forth in Article 9 of the UCC.
     “Instruments” shall have the meaning set forth in Article 9 of the UCC.
     “Inventory” shall have the meaning set forth in Article 9 of the UCC.
     “Investment Property” shall have the meaning set forth in Article 9 of the UCC.
     “Lenders” means the lenders party to the Credit Agreement and their successors and assigns.
     “Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.
     “Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.
     “Lock Boxes” shall have the meaning set forth in Section 7.1(a).
     “Lock Box Agreements” shall have the meaning set forth in Section 7.1(a).
     “Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.
     “Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantor, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.
     “Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.
     “Required Secured Parties” means (a) prior to an acceleration of the Obligations under the Credit Agreement, the Required Lenders, (b) after an acceleration of the Obligations under the Credit Agreement but prior to the date upon which the Credit Agreement has terminated by its terms and all of the obligations thereunder have been paid in full, Lenders holding in the aggregate at least a majority of the total of the Aggregate Credit Exposure, and (c) after the Credit Agreement has terminated by its terms and all of the Obligations thereunder have been paid in full (whether or not the Obligations under the Credit

Agreement were ever accelerated), Lenders holding in the aggregate at least a majority of the aggregate net early termination payments and all other amounts then due and unpaid from the Grantor to the Lenders under Swap Agreements, as determined by the Administrative Agent in its reasonable discretion.
     “Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
     “Security” has the meaning set forth in Article 8 of the UCC.
     “Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.
     “Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.
     “Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.
     “UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of Texas or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Lender’s Lien on any Collateral.
     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
ARTICLE II
GRANT OF SECURITY INTEREST
     The Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:
(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Copyrights, Patents and Trademarks;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Goods;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all cash or cash equivalents;

(xiii)	all Letter-of-Credit Rights and Supporting Obligations;

(xiv)	all Deposit Accounts with any bank or other financial institution;

(xv)	all Commercial Tort Claims;

(xvi)	all Contracts;

(xvii)	and all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;
to secure the prompt and complete payment and performance of the Secured Obligations; provided, however, that notwithstanding any of the other provisions set forth in this Section 2, this Agreement shall not constitute a grant of a security interest in (i) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument, or other document evidencing or giving rise to such property or, in the case of any Investment Property or Pledged Collateral, any applicable shareholder agreement or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (ii) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any of the Grantor’s employees, (iii) the “Collateral” as defined in the Collateral Account Agreement and (iv) equity interests in excess of 66% of the total outstanding equity interests of any foreign Subsidiary of the Grantor.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
     The Grantor represents and warrants to the Administrative Agent and the Lenders that:
     3.1 Title, Perfection and Priority. The Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against the Grantor in the locations listed on Exhibit H, the Administrative Agent will have a fully perfected first priority security interest in that Collateral in which the Administrative Agent is to have a first priority security interest and a fully perfected second priority security interest in that Collateral over which the Administrative Agent is to have a second priority security interest (as set forth more fully in the Intercreditor Agreement), in each case, in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(e); provided that no representations are made herein with respect to the requirements of any laws of any jurisdiction other than the United States or any State thereof.
     3.2 Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of the Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.
     3.3 Principal Location. The Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A; the Grantor has no other places of business except those set forth in Exhibit A.
     3.4 Collateral Locations. As of the date hereof, all of Grantor’s locations where Collateral is located are listed on Exhibit A. All of said locations are owned by the Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.
     3.5 Deposit Accounts. All of the Grantor’s Deposit Accounts are listed on Exhibit B.
     3.6 Exact Names. The Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in the Grantor’s organizational documents, as amended, as filed with the Grantor’s jurisdiction of organization. The Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition except as previously disclosed to the Administrative Agent in writing.
     3.7 Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of the Grantor as of the date hereof. All action by the Grantor necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Administrative Agent will have (i) with respect to Chattel Paper related to Term Priority Collateral (as defined in the Intercreditor Agreement), a fully perfected second priority security interest (which security interest shall be second in priority only to security interests in favor of the Term Loan Agent, for the benefit of the Term Loan Lenders, and as set forth more fully in the Intercreditor Agreement) and (ii) with respect to all other Chattel Paper and Letter-of-Credit Rights, a fully perfected first priority security interest in the Collateral listed on Exhibit C, in each case subject only to Liens permitted under Section 4.1(e).

     3.8 Accounts and Chattel Paper.
          (a) The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of the Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by the Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, the Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.
          (b) With respect to Accounts, except as specifically disclosed on the most recent Collateral Report, (i) all Accounts are Eligible Accounts; (ii) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of the Grantor’s business and are not evidenced by a judgment, Instrument (except for a check or other Instrument for the immediate payment of money) or Chattel Paper; (iii) there are no setoffs, claims or disputes existing or asserted with respect thereto and the Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except as allowed by Grantor in the ordinary course of its business and in accordance with its past practice; (iv) to Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on the Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto; (v) the Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (vi) the Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.
          (c) In addition, with respect to all Accounts, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to the Grantor as indicated thereon and are not in any way contingent; (ii) no payments have been or shall be made thereon except payments promptly delivered to a Lock Box or a Collateral Deposit Account as required pursuant to Section 7.1; and (iii) to the Grantor’s knowledge, all Account Debtors have the capacity to contract.
     3.9 Inventory. (a) All Inventory (other than Inventory in transit) is located at one of the Grantor’s locations set forth on Exhibit A or as otherwise notified to Administrative Agent in writing, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) the Grantor has good and merchantable title to such Inventory (other than obsolete or returned Inventory) and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and Lenders, and except for Permitted Encumbrances, (d) such Inventory (other than obsolete or returned Inventory) is of good and merchantable quality, free from any defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (g) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which the Grantor is a party or to which such property is subject.

     3.10 Intellectual Property. The Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Exhibit D or as otherwise notified to Administrative Agent in writing. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit H and this Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office, fully perfected security interests (which security interest shall be junior in priority only to security interests in favor of the Term Loan Agent, for the benefit of the Term Loan Lenders, and as set forth more fully in the Intercreditor Agreement) in favor of the Administrative Agent on the Grantor’s Patents, Trademarks and Copyrights. Subject to Section 4.1(e), such perfected security interests are enforceable as such as against any and all creditors of and purchasers from the Grantor; and all action necessary or desirable to protect and perfect the Administrative Agent’s Lien on the Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.
     3.11 Filing Requirements. None of the Equipment is covered by any certificate of title, except for vehicles. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) vehicles and (b) Patents, Trademarks and Copyrights held by the Grantor and described in Exhibit D. The legal description, county and street address of each property on which any Fixtures are located as of the date hereof is set forth in Exhibit F or as otherwise notified to Administrative Agent in writing together with the name and address of the record owner of each such property.
     3.12 No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Administrative Agent on behalf of the Lenders as the secured party and (b) those filed in connection with, or evidencing, liens permitted by Section 4.1(e).
     3.13 Pledged Collateral.
          (a) Exhibit G sets forth a complete and accurate list of all of the Pledged Collateral. The Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit G as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Lenders hereunder and Liens permitted under Section 4.1(e). The Grantor further represents and warrants that (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible, (iii) all Pledged Collateral held by a securities intermediary is covered by a control agreement among the Grantor, the securities intermediary and the Administrative Agent pursuant to which the Administrative Agent has Control and (iv) all Pledged Collateral which represents Indebtedness owed to the Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and such issuer is not in default thereunder.
          (b) In addition, (i) none of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to the Pledged Collateral or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by the Grantor of the Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by the Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally; provided that no representations are made herein with respect to the requirements of any laws of any jurisdiction other than the United States or any State thereof.
          (c) Except as set forth in Exhibit G, the Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral and none of the Pledged Collateral which represents Indebtedness owed to the Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.
ARTICLE IV
COVENANTS
     From the date of this Security Agreement, and thereafter until this Security Agreement is terminated in accordance with Section 8.14, the Grantor agrees that:
     4.1 General.
          (a) Collateral Records. The Grantor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Administrative Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Administrative Agent shall from time to time reasonably request.
          (b) Authorization to File Financing Statements; Ratification. The Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Administrative Agent in order to maintain a first priority perfected security interest in the Collateral over which the Administrative Agent is to have a first priority perfected security interest and a second priority perfected security interest in the Collateral over which the Administrative Agent is to have a second priority perfected security interest (in each case, subject to Permitted Encumbrances) and, if applicable, Control of, the Collateral. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate the Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Grantor also agrees to furnish any such information to the Administrative Agent promptly upon request. The Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

          (c) Further Assurances. The Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent requests, statements and schedules further identifying and describing the Collateral and such other reports and information in connection with the Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may specify. The Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.
          (d) Disposition of Collateral. The Grantor will not sell, lease or otherwise dispose of the Collateral except for dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement.
          (e) Liens. The Grantor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) other Permitted Encumbrances.
          (f) Other Financing Statements. The Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except for those filed in connection with Liens permitted by Section 4.1(e). The Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to the Grantor’s rights under Section 9-509(d)(2) of the UCC.
          (g) Locations. The Grantor will not (i) maintain any Collateral at any location other than those locations listed on Exhibit A or as otherwise notified to Administrative Agent in writing, (ii) otherwise change, or add to, such locations without the Administrative Agent’s prior written consent as required by the Credit Agreement (and if the Administrative Agent gives such consent, the Grantor will concurrently therewith use commercially reasonable efforts to obtain a Collateral Access Agreement for each such location to the extent required by the Credit Agreement), or (iii) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by the Credit Agreement.
          (h) Compliance with Terms. The Grantor will perform and comply in all material respects with all obligations in respect of the Collateral and all agreements to which it is a party or by which it is bound relating to the Collateral.
     4.2 Receivables.
          (a) Certain Agreements on Receivables. The Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, so long as no Event of Default then exists, the Grantor may reduce the amount of Accounts arising from the sale or lease of Inventory or providing of services in accordance with its present policies and in the ordinary course of business.
          (b) Collection of Receivables. Except as otherwise provided in this Security Agreement, the Grantor will collect and enforce, at the Grantor’s sole expense, all amounts due or hereafter due to the Grantor under the Receivables.
          (c) Reserved.

          (d) Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable in an amount greater than $500,000 exists or (ii) if, to the knowledge of the Grantor, any dispute, setoff, claim, counterclaim or defense in an amount greater than $500,000 exists or has been asserted or threatened with respect to a Receivable, the Grantor will promptly disclose such fact to the Administrative Agent in writing. The Grantor shall send the Administrative Agent a copy of each credit memorandum in excess of $500,000 as soon as issued, and the Grantor shall promptly report each such credit memo and each of the facts required to be disclosed to the Administrative Agent in accordance with this Section 4.2(d) on the Borrowing Base Certificates submitted by it.
          (e) Electronic Chattel Paper. The Grantor shall take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act; provided, that the Grantor shall not be obligated to grant to the Administrative Agent Control of any electronic chattel paper to the extent that (a) the aggregate face amount of all such chattel paper held by the Grantor at such time does not exceed $250,000, and (b) the face amount of any individual chattel paper held by the Grantor at such time does not exceed $150,000.
     4.3 Inventory and Equipment.
          (a) Maintenance of Goods. The Grantor will do all things reasonably necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of the Grantor’s business and except for ordinary wear and tear in respect of the Equipment.
          (b) Returned Inventory. In the event any Account Debtor returns Inventory to the Grantor when an Event of Default exists, the Grantor, upon the request of the Administrative Agent, shall: (i) hold the returned Inventory in trust for the Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Administrative Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Administrative Agent’s prior written consent. All returned Inventory shall be subject to the Administrative Agent’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.
          (c) Inventory Count. The Grantor will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Administrative Agent requests. The Grantor, at its own expense, shall deliver to the Administrative Agent the results of each physical verification, which the Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory.
          (d) Equipment. The Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Administrative Agent does not have a Lien. The Grantor will not, without the Administrative Agent’s prior written consent, alter or remove any identifying symbol or number on any of the Grantor’s Equipment constituting Collateral.
     4.4 Delivery of Instruments, Securities, Chattel Paper and Documents. The Grantor will (a) deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral (if any then exist),

(b) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any Chattel Paper, Securities and Instruments constituting Collateral, (c) upon the Administrative Agent’s request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral and (d) upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit I hereto (the “Amendment”), pursuant to which the Grantor will pledge such additional Collateral; provided, that the Grantor shall not be obligated to deliver to the Administrative Agent any such amendment or any Chattel Paper, Securities, Instrument, Document held by the Grantor at any time to the extent that (i) the aggregate face amount of all such Chattel Paper, Securities, Instruments and Documents held by the Grantor at such time does not exceed $250,000 and (ii) the face amount of any individual Chattel Paper, Security, Instrument or Document held by such Grantor at such time does not exceed $150,000. The Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral set forth in such Amendments shall be considered to be part of the Collateral.
     4.5 Uncertificated Pledged Collateral. The Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. The Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, the Grantor will, with respect to Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Administrative Agent, in form and substance satisfactory to the Administrative Agent, giving the Administrative Agent Control.
     4.6 Pledged Collateral.
          (a) Changes in Capital Structure of Issuers. The Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Encumbrances, sales of assets permitted pursuant to Section 4.1(d) and mergers or consolidations permitted under Section 6.03 of the Credit Agreement), or (ii) vote any Pledged Collateral in favor of any of the foregoing.
          (b) Issuance of Additional Securities. The Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to the Grantor.
          (c) Registration of Pledged Collateral. The Grantor will permit any registerable Pledged Collateral to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Secured Parties.
          (d) Exercise of Rights in Pledged Collateral.
          (i) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 4.6(d)(ii), Grantor shall be permitted to exercise all voting and corporate or other organizational rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Security Agreement or any other Loan Document.
          (ii) The Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise all voting rights or other rights relating to Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.
          (iii) The Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and
          (iv) All Excluded Payments and all other distributions in respect of any of the Pledged Collateral, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
     4.7 Intellectual Property.
          (a) The Grantor will use its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Administrative Agent of any License necessary to the conduct of its business as currently conducted held by the Grantor and to enforce the security interests granted hereunder.
          (b) The Grantor shall notify the Administrative Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright necessary to the conduct of its business as currently conducted (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.
          (c) Whenever the Grantor, either directly or through any agent, employee, licensee or designee, files an application for the registration of any Patent, Trademark or Copyright with the

United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, the Grantor shall report such filing to the Administrative Agent within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, the Grantor shall execute and deliver any and all security agreements as the Administrative Agent may request to evidence the Administrative Agent’s second priority security interest (which security interest shall be second in priority only to security interests in favor of the Term Loan Agent, for the benefit of the Term Loan Lenders, and as set forth more fully in the Intercreditor Agreement and other Permitted Encumbrances) in such Patent, Trademark or Copyright, and the General Intangibles of the Grantor relating thereto or represented thereby.
          (d) The Grantor shall take all actions reasonably necessary to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the Grantor shall reasonably determine that such Patent, Trademark or Copyright is not necessary to the conduct of Grantor’s business.
          (e) The Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is not necessary to the conduct of its business as currently conducted, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Grantor shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that the Grantor institutes suit because any of the Patents, Trademarks or Copyrights necessary to the conduct of its business as currently conducted constituting Collateral is infringed upon, or misappropriated or diluted by a third party, the Grantor shall comply with Section 4.8.
     4.8 Commercial Tort Claims. The Grantor shall promptly, and in any event within thirty (30) days after the same is acquired by it, notify the Administrative Agent of any commercial tort claim (as defined in the UCC) with a potential value in excess of $500,000 acquired by it and, unless the Administrative Agent otherwise consents, the Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit I hereto, granting to Administrative Agent a second priority security interest in such commercial tort claim (which security interest shall be second in priority only to security interests in favor of the Term Loan Agent, for the benefit of the Term Loan Lenders, and as set forth more fully in the Intercreditor Agreement).
     4.9 Letter-of-Credit Rights. If the Grantor is or becomes the beneficiary of a letter of credit, not constituting a Supporting Obligation, the Grantor shall promptly, and in any event within two Business Days after becoming a beneficiary, notify the Administrative Agent thereof and, upon the request of the Administrative Agent during the continuation of an Event of Default, cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the Administrative Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.18 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.
     4.10 Federal, State or Municipal Claims. The Grantor will promptly notify the Administrative Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof in excess of $100,000, the assignment of which claim is restricted by federal, state or municipal law.

     4.11 No Interference. The Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.
     4.12 Insurance. (a) In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, the Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of all insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended. All premiums on such insurance shall be paid when due by the Grantor, and copies of the policies delivered to the Administrative Agent. If the Grantor fails to obtain any insurance as required by this Section, the Administrative Agent at the direction of the Required Lenders may obtain such insurance at the Borrower’ expense.
          (b) All insurance policies required under Section 5.09 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Administrative Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral that (A) is ABL Priority Collateral (as defined in the Intercreditor Agreement) shall be payable to the Administrative Agent and (B) is Term Priority Collateral (as defined in the Intercreditor Agreement) shall be payable to the Administrative Agent in the event the Term Obligations Payment Date (as defined in the Intercreditor Agreement) has occurred shall be payable to the Administrative Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled or terminated only upon at least thirty days prior written notice given to the Administrative Agent.
     4.13 Collateral Access Agreements. The Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. The Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.
     4.14 Deposit Account Control Agreements. The Grantor will provide to the Administrative Agent upon the Administrative Agent’s request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account of the Grantor as set forth in the Security Agreement; provided that, the Administrative Agent may, in its discretion, defer delivery of any such Deposit Account Control Agreement, establish a Reserve with respect to any deposit account for which the Administrative Agent has not received such Deposit Account Control Agreement, and require the Grantor to open and maintain a new deposit account with a financial institution subject to a Deposit Account Control Agreement. The Grantor shall not permit the account balances of deposit accounts not subject to a Deposit Account Control Agreement and maintained at financial institutions other than the Administrative Agent to, in the aggregate, exceed $75,000.
     4.15 Change of Name or Location; Change of Fiscal Year. The Grantor shall not, except as permitted by the Credit Agreement, and in any case, solely in connection with the IPO, (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in the Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least thirty days prior written notice of such change and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of Lenders, in any Collateral), provided that, any new location shall be in the continental U.S. The Grantor shall not change its fiscal year which currently ends on December 31.
     4.16 Contracts. Notwithstanding any provision hereof to the contrary, the Grantor shall at all times remain liable to observe and perform all of its duties and obligations under its Contracts, and the Administrative Agent’s or any Lender’s exercise of any of their respective rights with respect to the Collateral shall not release the Grantor from any of such duties and obligations. Neither the Administrative Agent nor any Lender shall be obligated to perform or fulfill any of the Grantor’s duties or obligations under its Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.
     4.17 Foreign Assets. Notwithstanding anything herein to the contrary, with respect to any personal property of Grantor constituting Collateral which is located in or pertaining to a jurisdiction other than the United States or any State thereof, as to which the security interest granted hereunder may not be perfected by (a) filing financing statements under the Uniform Commercial Code, or (b) possession or “control” (as defined in Section 8.106 or Article 9 of the UCC) thereof in the United States, such Grantor will not be required to take any action necessary to perfect such security interest under the laws of the jurisdiction in which such property is located or to which such property pertains.
ARTICLE V
EVENTS OF DEFAULT AND REMEDIES
     5.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:
          (a) Any representation or warranty made by or on behalf of the Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.
          (b) The breach by the Grantor of any of the terms or provisions of Sections 4.1(d), 4.1(e), 4.1(f), 4.6 or 4.15.
          (c) The breach by the Grantor of any of the terms or provisions of Article IV (other than Sections 4.1(d), 4.1(e), 4.1(f), 4.6 and 4.15) or Article VII which is not remedied within five (5) days after the earlier of knowledge by the Grantor of such breach or notice thereof from the Administrative Agent which notice will be given at the request of any Lender.
          (d) The breach by the Grantor of any of the terms or provisions of this Security Agreement (other than Article IV and Article VII) which is not remedied within thirty (30) days after the earlier of knowledge by the Grantor of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender).
          (e) The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.
          (f) Any Equity Interest which is included within the Collateral shall at any time constitute a Security or the issuer of any such Equity Interest shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to the Administrative Agent and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Administrative Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.
     5.2 Remedies.
          (a) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may exercise any or all of the following rights and remedies:
          (i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Lenders prior to an Event of Default;
          (ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;
          (iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or and other control agreement with any securities intermediary and take any action therein with respect to such Collateral;
          (iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to Grantor or any other Person, enter the premises of the Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at the Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and
          (v) concurrently with written notice to the Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

          (b) The Administrative Agent, on behalf of the Lenders, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
          (c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the Lenders, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.
          (d) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment.
          (e) If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Swap Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Obligations pursuant to the terms of the Swap Agreement.
          (f) Notwithstanding the foregoing, neither the Administrative Agent nor the Lenders shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
          (g) The Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. The Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Grantor and the issuer would agree to do so.
     5.3 Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuation of an Event of Default, the Grantor will:
          (a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at the Grantor’s premises or elsewhere;

          (b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;
          (c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify;
          (d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and
          (e) at its own expense, cause the independent certified public accountants then engaged by the Grantor to prepare and deliver to the Administrative Agent and each Lender, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.
     5.4 Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby during the continuation of an Event of Default and to the extent permitted by any applicable agreements (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense any Intellectual Property Rights now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of the Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from the Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to the Grantor and any Inventory that is covered by any Copyright owned by or licensed to the Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to the Grantor and sell such Inventory as provided herein.
ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY
     6.1 Account Verification. The Administrative Agent may at any time, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of the Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with the Grantor and obligors in respect of Instruments of the Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.
     6.2 Authorization for Secured Party to Take Certain Action.
          (a) The Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of the Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) during the continuance of an Event of Default, to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 7.3, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vii) to contact Account Debtors for any reason and Administrative Agent will use commercially reasonable efforts to notify the Grantor of such contact within a reasonable time period after such contact; provided, that, the failure to so notify Grantor will not impose any liability upon the Administrative Agent or the Lenders, (viii) during the continuance of an Event of Default, to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or the Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) during the continuance of an Event of Default, to sign the Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) during the continuance of an Event of Default, to exercise all of the Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) during the continuance of an Event of Default, to settle, adjust, compromise, extend or renew the Receivables, (xii) during the continuance of an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) during the continuance of an Event of Default, to prepare, file and sign the Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of the Grantor, (xiv) during the continuance of an Event of Default, to prepare, file and sign the Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) during the continuance of an Event of Default, to change the address for delivery of mail addressed to the Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to the Grantor, and (xvi) during the continuance of an Event of Default, to do all other acts and things necessary to carry out this Security Agreement; and the Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve the Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.
          (b) All acts of said attorney or designee in accordance with the foregoing are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Lenders, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers.

     6.3 Proxy. THE GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF THE GRANTOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT.
     6.4 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE AGENT, NOR ANY LENDER, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.
ARTICLE VII
COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS
     7.1 Collection of Receivables.
          (a) On or before the Closing Date, the Grantor shall execute and deliver to the Administrative Agent Deposit Account Control Agreements for each Deposit Account maintained by the Grantor with a depository other than the Administrative Agent if required by the Administrative Agent. All cash, checks or other similar payments relating to or constituting payments made in respect of Receivables will be deposited into such Deposit Account or any Deposit Account maintained with the Administrative Agent (collectively, the “Collateral Deposit Accounts”), which Collateral Deposit Accounts are identified as such on Exhibit B. On or before the Closing Date, the Grantor shall also establish lock box service (the “Lock Boxes”) with the bank(s) set forth in Exhibit B, which lock boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Administrative Agent and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account (a “Lock Box Agreement”). After the Closing Date, the Grantor will comply with the terms of Section 7.2.

          (b) The Grantor shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements. The Administrative Agent shall have sole access to the Lock Boxes at all times and the Grantor shall take all actions necessary to grant the Administrative Agent such sole access. At no time shall the Grantor remove any item from the Lock Box or from a Collateral Deposit Account without the Administrative Agent’s prior written consent. If notwithstanding the foregoing instructions, the Grantor receives any proceeds of any Receivables, the Grantor shall receive such payments as the Administrative Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account. All funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by the Grantor with the Administrative Agent (the “Collection Account”). The Administrative Agent shall hold and apply funds received into the Collection Account as provided by the terms of Section 7.3.
     7.2 Covenant Regarding New Deposit Accounts; Lock Boxes. Before opening or replacing any Collateral Deposit Account, other Deposit Account, or establishing a new Lock Box, the Grantor shall (a) notify the Administrative Agent with respect to the opening of such Deposit Account or Lock Box, and (b) (i) with respect to a Deposit Account, comply with Section 4.14 hereof, or (ii) with respect to a Lock Box, cause each applicable bank or financial institution to enter into a Lock Box Agreement with the Administrative Agent in order to give the Administrative Agent Control of the Lock Box. In the case of Deposit Accounts or Lock Boxes maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.
     7.3 Application of Proceeds; Deficiency. All amounts deposited in the Collection Account shall be deemed received by the Administrative Agent in accordance with Section 2.18 of the Credit Agreement and shall, after having been credited in immediately available funds to the Collection Account, be applied (and allocated) by Administrative Agent in accordance with Section 2.10(b) of the Credit Agreement; provided that, so long as no Event of Default has occurred and is continuing, and Average 30-Day Availability is in excess of $10,000,000, collections which are received into the Collection Account shall be deposited into the Borrower’s Funding Account rather than being used to reduce amounts owing under the Credit Agreement. So long as full cash dominion is in effect, the Administrative Agent shall require all other cash proceeds of the Collateral, which are not required to be applied to the Obligations pursuant to Section 2.11 of the Credit Agreement, to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations and disbursed in accordance with the Credit Agreement. The Grantor shall have no control whatsoever over said cash collateral account. The balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agent into the Grantor’s general operating account with the Administrative Agent. The Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any Lender to collect such deficiency.
ARTICLE VIII
GENERAL PROVISIONS
     8.1 Waivers. The Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantor, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Administrative Agent or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, the Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, the Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
     8.2 Limitation on Administrative Agent’s and Lenders’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to the Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

     8.3 Compromises and Collection of Collateral. The Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.
     8.4 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, during the continuance of an Event of Default, the Administrative Agent may perform or pay any obligation which the Grantor has agreed to perform or pay in this Security Agreement and the Grantor shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4. The Grantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.
     8.5 Specific Performance of Certain Covenants. The Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 4.16, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Lenders to seek and obtain specific performance of other obligations of the Grantor contained in this Security Agreement, that the covenants of the Grantor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantor.
     8.6 Dispositions Not Authorized. The Grantor is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between the Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the Lenders unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Secured Parties.
     8.7 No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Secured Obligations have been paid in full.
     8.8 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.
     8.9 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     8.10 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantor, the Administrative Agent and the Lenders and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantor shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, hereunder.
     8.11 Survival of Representations. All representations and warranties of the Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
     8.12 Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantor, together with interest and penalties, if any. The Grantor shall reimburse the Administrative Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantor.
     8.13 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
     8.14 Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or Supporting Letter of Credit has been delivered to the Administrative Agent as required by the Credit Agreement) and no commitments of the Administrative Agent or the Lenders which would give rise to any Secured Obligations are outstanding.
     8.15 Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantor and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantor and the Administrative Agent relating to the Collateral.
     8.16 CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
     8.17 CONSENT TO JURISDICTION. THE GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR TEXAS STATE COURT SITTING IN TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE GRANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN TEXAS.
     8.18 WAIVER OF JURY TRIAL. THE GRANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
     8.19 Indemnity. The Grantor hereby agrees to indemnify the Administrative Agent and the Lenders, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Lender is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the Lenders, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the Lenders or the Grantor, and any claim for Patent, Trademark or Copyright infringement) provided that such indemnity shall not be available to the extent such liabilities, damages, penalties, suits, costs and expenses resulted from the gross negligence or willful misconduct of the Administrative Agent or the Lenders.
     8.20 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.
ARTICLE IX
NOTICES
     9.1 Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent by United States mail, telecopier, personal delivery or nationally established overnight courier service, and shall be deemed received (a) when received, if sent by hand or overnight courier service, or mailed by certified or registered mail notices or (b) when sent, if sent by telecopier (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to the Grantor at the address set forth on Exhibit A as its principal place of business, and to the Administrative Agent and the Lenders at the addresses set forth in accordance with Section 9.01 of the Credit Agreement.
     9.2 Change in Address for Notices. Each of the Grantor, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.
     9.3 Intercreditor Agreement Governs. Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement, In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall govern and control for all purposes.
ARTICLE X
THE ADMINISTRATIVE AGENT
     JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Grantor and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTOR: SUPERIOR OFFSHORE INTERNATIONAL, L.L.C.
By:	/s/ Roger D. Burks
Name: Roger D. Burks
Title: Chief Financial Officer

Pledge and Security Agreement (Superior Offshore)

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Christy West
Name: Christy West
Title: Vice President

Pledge and Security Agreement (Superior Offshore)

STATE OF TEXAS)
     ) SS
COUNTY OF HARRIS)
     The foregoing instrument was acknowledged before me this ___day of February 27, 2007, by Roger D. Burks, the Chief Financial Officer of Superior Offshore International, L.L.C., a Louisiana limited liability company, on behalf of said limited liability company.

/s/ Brandi M. Martin

Notary Public

My commission expires: 3/21/07
Pledge and Security Agreement (Superior Offshore)

EXHIBIT H
(See Section 3.1 of Security Agreement)
OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED
Louisiana – Orleans Parish